UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 28, 2008

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices) Registrant’s telephone number, including area code	(Zip Code) 616-406-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     The information set forth under Item 8.01 of this report is incorporated here by reference to the extent that such information constitutes information required to be reported under this Item 2.02.
Item 8.01 Other Events.
     On March 28, 2008, Mercantile Bank Corporation (“Mercantile”) issued a press release indicating that its wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”), expects to record a provision for loan and lease losses in the range of $8.7 million to $9.2 million for the first quarter of 2008. This provision will negatively impact Mercantile’s operating results between $5.7 million and $6.0 million on an after-tax basis, or between $0.67 and $0.70 per diluted share, and will result in a net loss for the first quarter of 2008. After making the provision, the Bank will still be “well-capitalized” under regulatory capital requirements. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated here by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation reporting provision expense estimate for the first quarter of 2008.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTILE BANK CORPORATION
By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: March 28, 2008

Exhibit Index

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation reporting provision expense estimate for the first quarter of 2008.

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